Exhibit 99.1

Spirit AeroSystems Receives the Requisite Consents

Pursuant to its Tender Offer and Consent Solicitation for its

Outstanding 7 1/2% Senior Notes Due 2017

WICHITA, Kan., March 17, 2014 — Spirit AeroSystems Holdings, Inc. [NYSE: SPR] announced today the interim results of the previously announced tender offer and consent solicitation by its wholly-owned subsidiary Spirit AeroSystems, Inc. (the “Company”), for its 7 ½% Senior Notes due 2017 (the “Notes”). As of 5:00 pm, New York City time, on March 17, 2014 (the “Consent Date”), $227,160,000 aggregate principal amount of the Notes had been tendered and the related consents delivered.

Pursuant to the terms of the tender offer, the Company will accept for payment all Notes validly tendered (and not validly withdrawn) prior to the Consent Date, and holders who tendered such Notes will receive $1,041.25 per $1,000 in principal amount of Notes validly tendered, plus accrued and unpaid interest up to, but not including, the payment date for such Notes, which is expected to be tomorrow, March 18, 2014.

The tender offer will expire at 11:59 p.m., New York City time, on March 31, 2014, unless extended (such date and time, as the same may be extended, the “Expiration Date”). Holders who validly tender their Notes after the Consent Date and before the Expiration Date will be eligible to receive $1,011.25 per $1,000 principal amount of Notes, plus accrued and unpaid interest up to, but not including, the final settlement date, which is expected to be the next business day after the Expiration Date.

Based on the consents received, the Company and the trustee under the indenture governing the Notes will enter into a supplemental indenture that would amend the indenture governing the Notes to eliminate most of the covenants and certain default provisions applicable to the Notes.  The supplemental indenture, which will become operative once Notes tendered prior to the consent expiration have been accepted for payment, will be binding on the holders of Notes not purchased in the tender offer.

Tendered Notes may no longer be withdrawn and the related consents may no longer be revoked. Any extension, delay, termination or amendment of the tender offer will be followed as promptly as practicable by a public announcement thereof.

The complete terms and conditions of the tender offer and consent solicitation are described in the Offer to Purchase and Consent Solicitation Statement, dated March 4, 2014, copies of which may be obtained from Global Bondholder Services Corporation, the depositary and information agent for the tender offer and consent solicitation, at (866) 470-4200 (US toll-free) or, for banks and brokers, (212) 430-3774.

BofA Merrill Lynch is acting as dealer manager and solicitation agent for the tender offer and the consent solicitation.  Questions regarding the tender offer and consent solicitation may be directed to BofA Merrill Lynch, (888) 292-0070 (toll-free) or (980) 387-3907 (collect).

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. This press release also is not a solicitation of consents to the proposed amendments to the indenture and the Notes.  The tender offer and consent solicitation are being made solely by means of the tender offer and consent solicitation documents, including the Offer to Purchase and Consent Solicitation Statement that Spirit is distributing to holders of Notes.  The tender offer and consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the offering of the Notes and the anticipated use of proceeds therefrom. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, Spirit AeroSystems, Inc. expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If Spirit AeroSystems, Inc. does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to Spirit AeroSystems, Inc.’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

On the web: http://www.spiritaero.com

###

Contact:	Coleen Tabor, Investor Relations, (316) 523-7040
Ken Evans, Corporate Communications, (316) 523-4070